Exhibit 23.1

        [PricewaterhouseCoopers LOGO]

PricewaterhouseCoopers ABN 52 780 433 757
Darling Park Tower 2 201 Sussex Street GPO BOX 2650 SYDNEY NSW 1171 DX 77 Sydney Australia www.pwcglobal.com/au Telephone +61 2 8266 0000 Facsimile +61 2 8266 9999

16 May 2003

To: Board of Directors of Westpac Banking Corporation

Consent of independent accountants

We hereby consent to the reference to us under the heading "Experts" in the Prospectus dated 8 July 1999 and the Prospectus Supplement dated 16 May 2003 for the issue of Subordinated Notes relating to the Registration Statement on Form F-3.

Yours faithfully

/s/ R Chowdry R Chowdry	/s/ MJ Codling MJ Codling